                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ / Preliminarty Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.142-12

                  YELLOW CORPORATION
- ---------------------------------------------------------
(Name of Registrant as Specified in its Charter)

                  MERRILL CORPORATION
- ---------------------------------------------------------

(Name of Person(s) Filing Proxy Statement)Payment of Filing Fee (Check the appropriate box):
/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ /  $500 per party to the controvery pursuant to Exchange Act
     Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

 * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------------------

     4)   Date Filed:

          ---------------------------------------------------------------

                               YELLOW CORPORATION
                                 10777 Barkley
                          Overland Park, Kansas 66211

                            ------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 1994

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Yellow Corporation (the "Company") will be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas, on April 21, 1994 at 9:30 a.m., Central Daylight Time, for the following purposes:

   I. To elect three Class II directors whose three-year terms shall expire at the 1997 Annual Meeting of Stockholders of the Company.

  II. To approve the appointment of Arthur Andersen & Co. as independent public accountants of the Company for 1994.

  III. To consider and act upon a stockholder proposal, opposed by management and the Board of Directors, concerning the Company's classified Board of Directors.

  IV. To transact such other business as may properly come before such meeting or any adjournment thereof.

  Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

  The close of business on February 22, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

  If you attend the meeting in person, you may revoke your proxy and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned.

                                          By Order of the Board of Directors:

Overland Park, Kansas                           WILLIAM F. MARTIN, JR.
March 10, 1994                                  Secretary

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                               YELLOW CORPORATION
                                 10777 Barkley
                          Overland Park, Kansas 66211

                                  INTRODUCTION

  This statement is furnished in connection with the solicitation by the Board of Directors of Yellow Corporation (the "Company"), a Delaware corporation, of proxies for use at the 1994 Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas (the Company's telephone is 913/967-4300; mailing address P.O. Box 7563, Overland Park, Kansas 66207), at 9:30 a.m., Central Daylight Time, on April 21, 1994, and at any and all adjournments thereof. The Company's Annual Report (including audited financial statements) for the year ended December 31, 1993 accompanies this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, which will be mailed to stockholders on or about March 10, 1994. The Annual Report is not part of this proxy soliciting material except to the extent specifically incorporated herein by reference. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K and the quarterly reports on Form 10-Q may be obtained without charge by writing the Treasurer of the Company at the above mailing address.

         MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF THE COMPANY

  At the annual meeting, the Company's stockholders will consider and vote  upon
(1) the election of three Class II directors whose three-year terms shall expire at the 1997 Annual Meeting of Stockholders; (2) the approval of the appointment of Arthur Andersen & Co. as independent public accountants of the Company for 1994; and (3) a stockholder proposal, opposed by management and the Board of Directors, concerning the Company's classified Board of Directors.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

  Stockholders of record as of the close of business on February 22, 1994 will be entitled to notice of and to vote at the Annual Meeting of Stockholders of the Company or any adjournment thereof. On such date the Company had outstanding 28,105,848 shares of common stock, par value $1.00 per share ("Common Stock"), which constitute the Company's only outstanding voting securities. Each share of Common Stock has one vote. Unless marked to the contrary, proxies received will be voted (1) for the election to the Board of all nominees to the Board of Directors; (2) for the approval of the appointment of Arthur Andersen & Co. as independent public accountants of the Company for 1993; (3) against the stockholder proposal concerning the Company's classified Board of Directors; and
(4) in the discretion of the Proxy Committee on such other business as may properly come before the meeting.

  A stockholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting. Attendance at the meeting does not by itself constitute revocation of the proxy. The election of directors shall be determined by a plurality of the votes cast. Determination of the appointment of Arthur Andersen & Co. as independent public accountants and the stockholder proposal concerning the Company's classified Board of Directors shall be by a majority of the votes cast.

  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast.

SOLICITATION OF PROXIES

  The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                    SUBMISSION OF PROPOSALS BY STOCKHOLDERS

  Stockholders' proposals intended to be presented at the 1995 annual meeting must be received by November 10, 1994 to be eligible for inclusion in the proxy materials.

                             PRINCIPAL STOCKHOLDERS

  As of December 31, 1993, the persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding shares of Common Stock, the number of shares beneficially owned by them and by all executive officers and directors as a group, and the percent of such shares so owned were:

                                                                                            AMOUNT AND NATURE     PERCENT
                                     NAME AND ADDRESS                                         OF BENEFICIAL         OF
                                   OF BENEFICIAL OWNER                                          OWNERSHIP          CLASS
                                   --------------------                                     ------------------    -------
George E. Powell, Jr. ....................................................................        2,427,502(1)(3)   8.6%
  10777 Barkley
  Overland Park, Kansas
George E. Powell III .....................................................................        1,859,387(2)(3)   6.6%
  10777 Barkley
  Overland Park, Kansas
Boatmen's Bancshares, Inc. ...............................................................        3,952,487(4)     14.1%
  One Boatmen's Plaza
  St. Louis, Missouri
The Capital Group, Inc. ..................................................................        1,878,100(5)      6.7%
  333 South Hope Street
  Los Angeles, California
Norwest Corporation ......................................................................        2,648,875(6)      9.4%
  Norwest Center
  Sixth and Marquette
  Minneapolis, Minnesota
All executive officers and directors as a group ..........................................        2,806,702(7)     10.0%
  (16 persons)

  (1) George E. Powell, Jr., Chairman of the Board, had the following voting and investment powers with respect to such shares: (a) sole voting power, 680,102 shares; (b) shared voting power, 1,713,600 shares; (c) sole investment power, 680,102 shares; and (d) shared investment power, 1,713,600 shares. Mr. Powell, Jr. disclaims beneficial ownership of 1,808,428 of such shares, 33,800 of which are owned by his wife, and 1,774,628 of which he holds solely in a fiduciary capacity.
  (2) George E. Powell III, President and Chief Executive Officer, had the following voting and investment powers with respect to such shares: (a) sole voting power, 282,913 shares; (b) shared voting power, 1,572,174 shares; (c) sole investment power, 283,359 shares; and (d) shared investment power, 1,572,174 shares. Mr. Powell III disclaims beneficial ownership of 1,576,474 of such shares, 1,538,000 of which are owned by a charitable foundation of which he is one of five directors, 34,174 of which he acts as a custodian for his children under the Missouri Transfer to Minors Law and 4,300 of which are owned by his wife.
  (3) Beneficial ownership of 1,538,000 of such shares is attributed to both Mr. Powell, Jr. and Mr. Powell III, because they are two of five directors of The Powell Family Foundation, a private charitable foundation, which owns the shares. The other directors of the Foundation are Barbara P. Allen, Marilyn P. Rinker and Nicholas K. Powell.
  (4) According to information provided to the Company, Boatmen's Bancshares, Inc. had the following voting and investment powers with respect to such shares:
(a)  sole voting power, 834,304 shares;  (b) shared voting power, 10,482 shares;
(c) sole investment power, none; and (d) shared investment power, 3,799,039 shares. Boatmen's Trust Company, a subsidiary of Boatmen's Bancshares, Inc., held 3,372,806 of such shares as trustee under the Company's Paysop, Stock Sharing, profit-sharing and pension plans. Participants in the Paysop, Stock Sharing and profit-sharing plans have the right to instruct the trustee as to the voting of shares held by the plans and as to whether such shares should be tendered in the event of a tender offer.

  (5) According to information provided to the Company, The Capital Group, Inc. had, through its operating subsidiaries, Capital Guardian Trust Company and Capital Research and Management Company, the following voting and investment powers with respect to such shares: (a) sole voting power, 865,600 shares; (b) shared voting power, none; (c) sole investment power, 1,878,100 shares; and (d) shared investment power, none.
  (6) According to information provided to the Company, Norwest Corporation, Inc., had, through certain of its subsidiaries, the following voting and investment powers with respect to such shares: (a) sole voting power, 2,311,925 shares; (b) shared voting power, 22,350 shares; (c) sole investment power, 2,641,925 shares; and (d) shared investment power, 3,450 shares. Norwest Corporation disclaims beneficial ownership of all shares for the purposes of Sections 13, 14, or 16 of the Securities Exchange Act of 1934.
  (7) This total avoids duplication due to the attribution of beneficial ownership of 1,538,000 shares to both Mr. Powell, Jr. and Mr. Powell III referred to in note (3) above. Executive officers' and directors' share ownership includes: 10,680 shares held in employee stock plans; 3,760 shares which executive officers had the right to acquire within 60 days of such date through the exercise of stock options pursuant to the Company's 1983 Stock Option Incentive Plan; 2,427,502 shares attributed to George E. Powell, Jr., to which notes (1) and (3), above, apply; 1,859,387 shares attributed to George E. Powell III, to which notes (2) and (3), above, apply; 200 shares owned by relatives of other executive officers or directors as to which such executive officers or directors disclaim beneficial ownership; and 1,538,000 shares owned by a charitable foundation which duplicate shares referred to in notes (1), (2) and (3), above, and with respect to which beneficial ownership is disclaimed.

                            I. ELECTION OF DIRECTORS

  At the meeting, three Class II directors are to be elected to three-year terms which shall expire at the 1997 Annual Meeting of Stockholders of the Company. Messrs. McKelvey and LeMay have consented to being named and to serve the full three-year term if elected. Mr. Duboc, who has reached the normal retirement age for Company directors, has consented to serve until the Company is able to locate a qualified replacement. If any nominee should be unable to stand for election as a director, an event not anticipated, it is intended that the shares represented by proxies will be voted for the election of such substitute as management may nominate.

  The following tables set forth information with respect to each director and each nominee for election as a director of the Company. George E. Powell III is the son of George E. Powell, Jr. No other director or nominee has any family relationship with any other director or executive officer of the Company.

NAME; PAST SERVICE                                             PRINCIPAL OCCUPATION;
  TERM OF OFFICE                                                 DIRECTORSHIPS; AGE
- -----------------------------------  --------------------------------------------------------------------------
                                                    NOMINEES FOR ELECTION AS CLASS II DIRECTORS
John C. McKelvey ..................  President and Chief Executive Officer of Midwest Research Institute,
 Director since 1977                 Kansas City, MO (scientific and technical research); 60
Charles A. Duboc ..................  Director and President of The Penryn Corporation, Kansas City, MO
 Director since 1980                 (personal investments), from April 1985 to October 1991; formerly Director and Chairman of the Board of The Western Casualty and Surety Company, Fort
                                     Scott, KS (insurance); Director of Puritan-Bennett Corporation; 71
Ronald T. LeMay....................  Director, President and Chief Operating Officer, Long Distance Division,
                                     Sprint Corporation (telecommunications) (since October 1989); formerly
                                     Executive Vice President, Corporate Affairs of United Telecommunications,
                                     Inc. and Executive Vice President, Staff of U.S. Sprint Corporation;
                                     Director of The Mercantile Bank of Kansas and Missouri; 48

                                     SHARES OF STOCK OWNED
                                      BENEFICIALLY(1)(2),
                                          DIRECTLY OR
                                          INDIRECTLY,
NAME; PAST SERVICE                     AS OF DECEMBER 31,
  TERM OF OFFICE                              1993
- -----------------------------------  ----------------------
John C. McKelvey ..................                     390
 Director since 1977
Charles A. Duboc ..................                   3,000
 Director since 1980
Ronald T. LeMay....................                       0

NAME; PAST SERVICE                                             PRINCIPAL OCCUPATION;
  TERM OF OFFICE                                                 DIRECTORSHIPS; AGE
- -----------------------------------  --------------------------------------------------------------------------
                                                           DIRECTORS CONTINUING IN OFFICE
M. Reid Armstrong .................  President of Yellow Freight System, Inc. ("Yellow"), the Company's
 Director since 1992                 principal operating subsidiary (since May 1992); Executive Vice President
 Term expires 1995                   of the Company and of Yellow (December 1991 - May 1992); Senior Vice
                                     President (prior to December 1991); 56
David H. Hughes ...................  Director (Vice Chairman 1986-1990) and formerly President and Chief
 Director since 1973                 Operating Officer of Hallmark Cards, Inc., Kansas City, MO (greeting
 Term expires 1995                   cards); Director of Western Resources, Inc.; 65
George E. Powell, Jr. .............  Chairman of the Board (formerly also Chief Executive Officer) of the
 Director since 1952                 Company; Director of Butler Manufacturing Co., Inc.; 67
 Term expires 1995
Klaus E. Agthe ....................  Director and North American Liaison for the VIAG Group (Since January
 Director since 1984                 1993); formerly chief executive officer in charge of operations in eastern
 Term expires 1996                   Germany for Asea Brown Boveri A.G., Berlin Germany (manufacturer of heavy electrical equipment), (January 1991 - December 1992); Executive Vice
                                     President of Asea Brown Boveri Inc., Stamford, CT (January 1990 -December
                                     1991); and President and Chief Executive Officer of Asea Brown Boveri
                                     Inc., Purchase, NY (January 1988 - January 1990); 63
Howard M. Dean ....................  Chairman and Chief Executive Officer (formerly President and Chief
 Director since 1987                 Executive Officer) of Dean Foods Company, Franklin Park, IL (processor and
 Term expires 1996                   distributor of food products); Director of Nalco Chemical Company and Ball
                                     Corporation; 56
George E. Powell III ..............  Chief Executive Officer of the Company (since July 1990); President of the
 Director since 1984                 Company (since October 1987); formerly President of Yellow (October 1987 -
 Term expires 1996                   May 1992); 45

                                     SHARES OF STOCK OWNED
                                      BENEFICIALLY(1)(2),
                                          DIRECTLY OR
                                          INDIRECTLY,
NAME; PAST SERVICE                     AS OF DECEMBER 31,
  TERM OF OFFICE                              1993
- -----------------------------------  ----------------------
M. Reid Armstrong .................                  11,667
 Director since 1992
 Term expires 1995
David H. Hughes ...................                   3,000
 Director since 1973
 Term expires 1995
George E. Powell, Jr. .............               2,427,502
 Director since 1952
 Term expires 1995
Klaus E. Agthe ....................                   1,000
 Director since 1984
 Term expires 1996
Howard M. Dean ....................                     500
 Director since 1987
 Term expires 1996
George E. Powell III ..............               1,859,387
 Director since 1984
 Term expires 1996

  (1) These figures include shares beneficially owned by certain members of the families of the following directors or nominees for director, as to which shares the director or nominee disclaims beneficial ownership: Mr. Powell, Jr., 33,800 shares; Mr. McKelvey, 200 shares; and Mr. Powell III, 38,474 shares. Also included are 175,600 shares owned by a charitable foundation with respect to which Mr. Powell, Jr. shares voting and investment powers, and 61,028 shares owned by a trust with respect to which Mr. Powell, Jr. has sole voting and investment powers. Mr. Powell, Jr. has no other beneficial interest with respect to such shares and disclaims beneficial ownership thereof. Included in the totals for both Mr. Powell, Jr. and Mr. Powell III are 1,538,000 shares owned by a private charitable foundation with respect to which each shares voting and investment powers with others and as to which each disclaims beneficial ownership.
  (2) The percentage of the Company's outstanding stock owned by each director and nominee for director is less than one percent, except for Mr. Powell, Jr. and Mr. Powell III, whose respective percentages of beneficial ownership are reflected in the section titled "Principal Stockholders," above.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

  The Board of Directors held five regularly scheduled meetings during 1993.

  AUDIT COMMITTEE. The Audit Committee consisted of Thomas M. Bloch, Charles A. Duboc, and John C. McKelvey. Mr. Bloch is retiring from the Board at the expiration of his current term. The Audit Committee held three meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

  COMPENSATION COMMITTEE. The Compensation Committee consisted of Klaus E. Agthe, Howard M. Dean and David H. Hughes. The Compensation Committee met four times during the last fiscal year. The Committee's functions include making recommendations to the Board of Directors regarding compensation of officers and approving compensation strategies for executive officers; reviewing actions relating to officer compensation; and setting policy for the Company's pension and profit sharing plans.

  NOMINATING COMMITTEE. The Nominating Committee consisted of Howard M. Dean, John C. McKelvey and George E. Powell, Jr. It met once during the last fiscal year. The Committee's functions include considering nominees for the Board of Directors and submitting to the whole Board for its consideration nominees approved by the Committee.

                            DIRECTORS' COMPENSATION

  Directors who are not full-time employees of the Company or any of its subsidiaries are paid an annual retainer for Board service of $21,500; an annual retainer for committee service of $1,100 for each committee on which a director serves (excepting directors on the Nominating Committee, who receive a committee attendance fee but not a separate committee retainer); an attendance fee of $1,200 for each Board meeting and $930 for each committee meeting attended; and are reimbursed or made whole for all costs and expenses of any kind incurred by them related to Board or committee meetings. Directors may elect to defer receipt of the retainer and attendance fees. Directors who are full-time employees of the Company or any of its subsidiaries are not paid any retainer or attendance fees for service as members of the Board or any committee thereof.

  Mr. Powell, Jr. received a retainer of $180,000 for his service as Chairman of the Board during 1993, but not the annual retainer or meeting fees paid to other non-employee directors.

  During the last fiscal year, no incumbent director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board held during the period he was a director and of committees of the Board on which he served during the period that he was a director.

                             EXECUTIVE COMPENSATION

  There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company or certain of its subsidiaries for the fiscal years ended December 31, 1993, 1992 and 1991 of those persons who were, at December 31, 1993 (i) the President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company or certain of its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                   --------------------------------------------
                                                                              AWARDS
                                   ANNUAL COMPENSATION             -----------------------------     PAYOUTS
                        -----------------------------------------                                 -------------
                                                           (E)          (F)                                         (I)
         (A)                                   (D)      (2)OTHER   (3)RESTRICTED        (G)            (H)         (5)ALL
  NAME AND PRINCIPAL    (B)       (C)         BONUS      ANNUAL        STOCK         OPTIONS/     LTIP PAYOUTS     OTHER
       POSITION         YEAR  SALARY ($)     ($)(1)     COMP.($)    AWARD(S) ($)     SARS (#)          ($)        COMP.($)
- ----------------------  ----  -----------  -----------  ---------  --------------  -------------  -------------  ----------
George E. Powell III    1993     360,000            0       0               0               0              0         9,062
President, Chief        1992     354,656      101,500       0         104,127    (4)          0            0         9,440
Executive Officer,      1991     334,593            0       0               0               0              0        26,980
Yellow Corporation
M. Reid Armstrong       1993     290,000            0       0               0               0              0         8,264
President, Yellow       1992     259,038       66,500       0          65,148    (4)          0            0         5,358
Freight System, Inc.    1991     224,875            0       0               0               0              0        15,236
Robert W. Burdick       1993     226,400            0       0               0               0              0         8,005
Senior Vice President-  1992     224,175       41,000       0          51,765    (4)          0            0         5,085
Corporate Development/  1991     214,875            0       0               0               0              0        15,536
Public Affairs, Yellow
Corporation
Leo H. Suggs            1993     240,726            0       0               0               0              0         6,983
President, Preston      1992     165,000       52,000       0               0               0              0         3,302
Corporation             1991     132,796            0       0               0               0              0         3,474
Robert L. Bostick       1993     190,800            0       0               0               0              0         6,983
Senior Vice President-  1992     160,788       50,000       0               0               0              0         3,315
Operations, Yellow      1991     133,380            0       0               0               0              0         3,815
Freight System, Inc.

  (1) Executive officer bonuses for 1993 have not yet been finally determined since the bonuses will be based on the Company's performance in 1994, as described in the Compensation Committee Report on Executive Compensation.
  (2) While the named executive officers receive certain perquisites from the Company or the involved subsidiary, such perquisites do not reach the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rule of the Securities and Exchange Commission.
  (3) The value of the restricted stock awards was determined by multiplying the fair market value of the Company's common stock on the date of grant by the number of shares awarded. As of December 31, 1993, the number and value of aggregate restricted stock award holdings were as follows: Mr. Powell III, 2,093 shares ($52,063); Mr. Armstrong, 1,310 shares ($32,586); Mr. Burdick, 1,040 shares ($25,870). The value of the Company's stock on December 31, 1993, was $24.875. If any dividends are paid with respect to the Company's Common Stock, such dividends will be paid on the restricted stock.
  (4) On October 22, 1992, restricted stock awards totaling 8,886 shares were granted to the named executive officers as follows: Mr. Powell III, 4,186 shares; Mr. Armstrong, 2,619 shares; and Mr. Burdick, 2,081 shares. Under the award, the restrictions are scheduled to lapse over a two-year period with the restrictions having lapsed on 50% of the awarded shares in 1993 and 50% due to lapse in 1994. The market value of a share of the Company's stock on the date of the awards was $24.875.
  (5) The compensation reported represents (a) shares allocated to the accounts of the named executive officers under the Company's Stock Sharing Plan and (b) with respect to Mr. Powell III, Mr. Armstrong, and Mr. Burdick, the cash replacement of the stock sharing contributions to which Mr. Powell III, Mr. Armstrong and Mr. Burdick would have been entitled before application of legislative limitations. The shares allocated to the accounts of the named executive officers in 1993 under the Company's Stock Sharing Plan were as follows: Mr. Powell III, 310 shares; Mr. Armstrong, 303 shares; Mr. Burdick, 304 shares; Mr. Suggs, 271 shares; and Mr. Bostick, 271 shares. The cost basis of each share allocated in 1993 was $25.767. Amounts paid to Mr. Powell III, Mr. Armstrong and Mr. Burdick in 1993 pursuant to the Company's policy of cash replacement of Stock Sharing contributions subject to legislative limitations were as follows: Mr. Powell III, $1,075; Mr. Armstrong, $457; and Mr. Burdick, $172.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

  The following table summarizes the value of the options and SARS held by the executive officers named in the Summary Compensation Table above. None of these officers exercised options or SARs in 1993. No options or SARs were granted during 1993.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                   VALUE (1)

                                                                                                             VALUE OF
                                                                           NUMBER OF        VALUE OF        UNEXERCISED
                                                          NUMBER OF       UNEXERCISED      UNEXERCISED     IN-THE-MONEY
                                                         UNEXERCISED      SARS AT FY-     IN-THE-MONEY      SARS AT FY-
                                            VALUE     OPTIONS AT FY-END     END (#)     OPTIONS AT FY-END     END (#)
                        SHARES ACQUIRED   REALIZED    (#) EXERCISABLE/   EXERCISABLE/    ($) EXERCISABLE    EXERCISABLE
         NAME           ON EXERCISE (#)      ($)        UNEXERCISABLE    UNEXERCISABLE    UNEXERCISABLE    UNEXERCISABLE
- ----------------------  ---------------  -----------  -----------------  -------------  -----------------  -------------
George E. Powell III              --             --             0/0              0/0              0/0              0/0
M. Reid Armstrong                 --             --             0/0              0/0              0/0              0/0
Robert W. Burdick                 --             --             0/0              0/0              0/0              0/0
Leo H. Suggs                      --             --             0/0              0/0              0/0              0/0
Robert L. Bostick                 --             --             0/0            920/0              0/0            575/0

  (1) The value of the Company's common stock on 12/31/93 was $24.875

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation program for the Company's executive officers is established to allow the organization to attract and retain the caliber of executive whose leadership skills will enable the Company and its subsidiaries to effectively compete in their market segments. Additionally, the programs are intended to act as an incentive for the executive to attain the highest level of organizational performance and profitability by rewarding the executive for increasing levels of profit and stockholder value.

  In conformance with the above compensation philosophy, the total annual compensation for all executive officers of the Company is determined by one base element -- salary -- and an annual incentive bonus. In addition, for those executive officers at the level of senior vice president or above at the Company or the involved subsidiary, total annual compensation includes potential awards under the Company's 1992 Stock Option Plan.

  Salary for the Company's executive officers is determined by analysis of three factors, consisting of (1) salary levels at service industries with gross revenues comparable to the Company; (2) evaluation of the individual executive officer's performance; and (3) the Company's ability to pay. While the three factors are not formally weighted, the Company's ability to pay is a threshold consideration. Individual executive performance is not measured by specific performance targets or goals but is rather an overall, general evaluation process. While the Company has targeted the median of the range established by the competitive survey group of service industries for the salary compensation of executive officers, actual 1993 salaries for executive officers are generally below the median. In view of the Company's decision, as discussed below, to forego base salary increases for all employees in 1993, none of the positions held by executive officers of the Company received a base salary increase in 1993. The increase in salary for the Company's executive officers in 1993 compared to 1992 reflected in the Summary Compensation Table represents the annualized effect in 1993 of salary increases granted during the course of 1992. The salary of Leo H. Suggs, President of the Company's Preston Corporation subsidiary and former Senior Vice President of Corporate Development of the Company, increased significantly from 1992 due to his assumption of the presidency of this subsidiary.

  Prior to 1993, executive officer annual incentive bonuses were based entirely upon a performance formula derived from competitive survey data of service companies with gross revenues comparable to the Company's developed by TPF&C, a nationally-recognized executive compensation consulting firm. This performance formula involves increasing levels of payment, once a minimum operating profit threshold is attained and the measure of operating profits utilized in this performance formula has been the Company's pre-tax operating ratio. Therefore, prior to 1993, annual bonuses were not based on performance targets but only on actual Company results.

  In December, 1993, the Compensation Committee recommended, and the Company's Board approved, a departure from the established method of calculating annual executive officer bonus awards for 1993. Set forth below is a description of these recommendations and the justification therefor:

  1. In 1993, the Company completed the acquisition of Preston Corporation. While the Company anticipates that this acquisition will return significant benefits in 1994 and beyond, it was recognized that this acquisition would have a negative effect on the Company's overall results for 1993. The Compensation Committee therefore decided that the anticipated short-term negative impact of the Preston acquisition justified the waiver of the operating profit threshold of the established performance formula, contingent on the future performance of the Company as described in Paragraph 3 below. The amount of the potential annual incentive bonus for executive officers who are employees of the Company was determined by application of the performance formula after elimination of the operating profit threshold. Executive officers who are employees of a Company subsidiary have their annual bonus calculated by reference to the pre-tax operating ratio of the involved subsidiary rather than the Company as a whole. Since the pre-tax operating ratio of the Company was higher than the pre-tax operating ratio of its principal subsidiary, Yellow Freight System, Inc., on a comparative basis the executive officers who are employees of this subsidiary will potentially receive higher percentage bonuses than executive officers who are employees of the Company.

  2. Even without consideration of the anticipated negative short-term effect of the Preston Corporation acquisition, the Company's performance in 1993, particularly in the first half of the year, compared unfavorably with the Company's 1992 performance. Due to the 1993 performance levels, the Company decided to eliminate the normal April base salary and wage increases for all employees. While the Company's performance has shown steady improvement throughout the second half of 1993, with the effect that the Company has awarded lump-sum payments to all employees, including the Company's executive officers, early in 1994, the amount of such lump sum payments still compares unfavorably with the Company's past level of salary and wage increases. Accordingly, the Committee recommended that the level of executive officer annual bonuses be reduced by the degree to which the lump sum payments compare unfavorably with the Company's 1992 level of salary and wage increases.

  3. In order to encourage the executive officers of the Company to strive for the continuance of the steady improvement of performance trends that has been evident in the second half of 1993, the Committee further recommended that the calculated awards for all executive officers at the level of senior vice president or above at the Company or the involved subsidiary be entirely dependent and contingent upon such continued performance improvement in 1994. The awards calculated in December 1993 will be paid only in the event that the Company or the involved subsidiary meets or exceeds the minimum operating profit threshold for any quarter in 1994 after application of the established performance formula.

  Awards under the Company's 1992 Stock Option Plan utilize the same performance formula relating to pre-tax operating ratio that forms the basis for annual bonus awards, the only difference being that the 1992 Stock Option Plan awards are based on a three-year average of the Company's annual operating profits. The 1992 Stock Option Plan replaced the substantially similar 1983 Stock Option Incentive Plan. Determinations of awards under the 1983 Plan were also based on the performance formula relating to pre-tax operating ratio described above. Since the performance formula is based entirely on actual Company operating results, the Compensation Committee in its deliberations does not consider the amount of options or restricted stock awards already outstanding or previously granted, or the aggregate size of current awards. Though the 1992 Plan contemplates three types of awards -- Stock Options, Share Appreciation Rights and Restricted Stock -- it has been the Compensation Committee's past practice to award Restricted Stock. It is the Committee's belief that executive officers, most particularly the CEO of the Company and the presidents of certain of its subsidiaries, should have a stake in the Company's ongoing success through stock ownership. It has thus been the Committee's practice to restrict awards to executive officers at the level of senior vice president or above at the Company or the involved subsidiary. This ownership position is intended to focus these executives' attention on managing the business in the best interest of the stockholders. In view of the Committee's decision to waive the performance formula threshold with respect to annual incentive bonuses, contingent on the future performance of the Company as described above, the Committee determined that it would not be appropriate to also grant awards under the 1992 Stock Option Plan, and accordingly, no awards under the 1992 Stock Option Plan were granted to any of the executive officers of the Company in 1993.

                                CEO COMPENSATION

  The base salary of George E. Powell III is set at a level commensurate with competitive salaries for CEO positions of service industry companies with gross revenues comparable to the Company, using survey data developed by TPF&C, a nationally recognized executive compensation consulting firm. Currently, Mr. Powell's base salary falls within the lower quartile of the survey group. As with the other executive officers, Mr. Powell received no base salary increase in 1993 because of the Company's decision to forego base salary increases for all employees in 1993.

  The potential bonus award for Mr. Powell calculated in 1993 is subject to the contingency indicated above in the Compensation Committee's general discussion of 1993 annual bonus awards for executive officers of the Company. No award under the 1992 Stock Option Plan was granted Mr. Powell in 1993.

  The annual bonus and restricted stock awards granted Mr. Powell in 1992 were based on the performance formula derived from competitive survey data of service companies with gross revenues comparable to the Company's developed by TPF&C that is described in the above discussion relating to executive officer compensation generally. No annual bonus was paid or award under the 1983 Stock Option Plan granted in 1991 because the Company's profits fell below the minimum threshold.

                                          Howard M. Dean, Chairman
                                          Klaus E. Agthe
                                          David H. Hughes
                                          Members of the Compensation Committee

                            COMMON STOCK PERFORMANCE

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Transportation Composite Index for the period of five years commencing December 31, 1988 and ending December 31, 1993.

                          Relative Market Performance
                             Total Return 1988-1993

                                   [GRAPHIC]
                             1992 STOCK OPTION PLAN

  On April 24, 1992, the stockholders approved the adoption of the 1992 Stock Option Plan (the "1992 Plan"). 800,000 shares of common stock are available for grant under the 1992 Plan. The 1992 Plan expires on April 25, 2002, in that no awards may be made after that date.

  The Company's 1992 Plan is administered by the Compensation Committee of the Board of Directors, none of whose members are eligible to receive an award under the 1992 Plan. The 1992 Plan covers executive, managerial, supervisory and professional employees of the Company and certain of its subsidiaries (including employee-directors and officers) and permits three types of awards: Grants of stock options, which are either Incentive Stock Options ("ISOs") or non-ISOs ("non-qualified options"); grants of stock options coupled with a grant of stock appreciation rights ("SARs"); and grants of restricted stock awards. The 1992 Plan also provides for share delivery to employees otherwise eligible for an award under the Plan in lieu of cash incentive awards under any management incentive plan.

  In determining the grant of awards to eligible employees, the Compensation Committee may consider the nature of the services rendered or that the Committee expects may be rendered by the employee, the employee's present and potential contributions to the success of the business, the number of years of effective service the employee is expected to have and such other factors as the Committee may deem relevant.

  The option exercise price (or initial value in the case of an SAR) is 100% of the fair market value of the stock on the date of the grant, and may be paid in cash or by delivery of shares owned by the optionee. Options and SARs coupled with options become exercisable on the first anniversary of the date of the grant. Restrictions on the sale or transfer of restricted stock awarded under the 1992 Plan will be lifted on a specified percentage of the total award each year, beginning one year after the date of grant. The time at which SARs and certain options become exercisable or restrictions lapse on restricted stock award shares is accelerated upon the occurrence of certain events, such as total and permanent disability or death of an employee while in the employ of the Company or a subsidiary, if the Company is wholly or partly liquidated, or is a party to a merger, consolidation or reorganization in which it or an entity controlled by it is not the surviving entity, or upon the occurrence of certain events which may lead to a change of control of the Company. If not previously exercised, options or rights granted under the 1992 Plan expire either ten years or five years after the grant date. No options or SARs have yet been awarded under the 1992 Plan. Any options or SARs presently held by the executive officers named in the Summary Compensation Table were granted under the substantially similar predecessor 1983 Stock Option Incentive Plan ("the 1983 Plan"). No executive officer exercised options or SARs under the 1983 Plan in 1993.

  Awards of restricted stock to the named executive officers under the 1992 Plan and the predecessor 1983 Plan are detailed in Footnotes (3) and (4) to the Summary Compensation Table. No executive officers were granted restricted stock awards in 1993.

                           DEFINED CONTRIBUTION PLANS

  The Company and certain of its subsidiaries' executive officers participate in two defined contribution plans -- the Yellow Freight Profit-Sharing Trust and the Yellow Freight Stock Sharing Plan. The plans cover all the regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and participating subsidiaries (excluding directors who are not salaried employees) employed in the United States and not covered by a collective bargaining agreement. A total of 5,682 employees were participants in 1993.

  Each year the Board of Directors determines the amount of the contributions to the trusts under the plans (see below) based primarily upon the Company's profitability. No contribution to the trusts was awarded by the Board of Directors in 1993.

  The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by subsequent legislation, may prevent the contribution to or allocation under the defined contribution plans of the amount to which a participant would otherwise be entitled. The Company has a policy of replacing contributions to which a participant would have been entitled before application of the legislative limitations by means of an annual cash payment to affected participants. The policy allows a participant to defer any annual cash payment through a non-qualified, unfunded, deferred compensation arrangement, though no executive officer receiving such payment has elected deferral. Amounts paid to the named executive officers under the Company's policy of cash replacement of Stock Sharing contributions subject to legislative limitations are set forth in Footnote (5) to the Summary Compensation Table. No other executive officer qualified for such cash payments.

  PROFIT-SHARING TRUST. Two accounts are maintained for each participant and each account is credited with 50% of the participant's share of the year's contribution. Account B is 100% vested and consists of that participant's share of the contribution, increments from income from investments and the net change in the value of securities. Account A vests at the rate of 20% per year for each year of participation. It consists of the same elements as Account B plus an allocation of forfeitures. Vested benefits are paid upon termination of employment, but an active participant may withdraw a portion of his accounts, subject to certain limitations.

  The Profit-Sharing Trust also contains provisions for a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. This arrangement, called SPARE, allows a participant to deposit in the program up to 12% of his annual earnings before, or after, federal income taxes. For 1993, the maximum annual participant contribution was $8,994. There is no Company matching contribution.

  A participant may choose among three investment alternatives for his deposits and is 100% vested in his SPARE account. Accounts become payable upon cessation of employment, retirement at or after age 65 and in the event of total and permanent disability or death. An active participant may withdraw a portion of his before-tax deposits, subject to certain limitations. After-tax deposits may be withdrawn for any reason. Deposits may be withdrawn not more than once every two years.

  The  amounts which the named executive officers chose to have deposited in the
Section 401(k) portion of the trust, subject to the 12% limitation, are included in the salary column of the Summary Compensation Table. There was no contribution to the Profit-Sharing Trust for 1993.

  STOCK SHARING PLAN. The Stock Sharing Plan invests solely in Company common stock, except for the diversification options described below. The plan trustee may borrow funds to finance purchases of Company stock (a "purchase loan"). Each year, the Company may make a contribution to the Stock Sharing Plan from Company earnings. The amount of Company contributions can vary from year to year, according to Company profits. This contribution (and any dividends on the shares of stock in the Stock Sharing Plan purchased with an outstanding loan) may be used to repay any purchase loan. As the loan is repaid, stock will be allocated to each participant's account. If there is no loan outstanding, or if a contribution in excess of the amount needed to service the debt on any outstanding loan is made, stock purchased by the contribution will be allocated directly to each participant's account. Participants vote allocated shares; the plan trustee votes unallocated shares in the same proportion as the allocated shares are voted.

  The number of shares allocated to a participant in any year is based on a formula that compares the participant's earnings with those of all other eligible employees. The shares allocated to the accounts of the named executive officers in 1993 are detailed in Footnote (5) to the Summary Compensation Table. The shares allocated in 1993 to all executive officers as a group, including the named executive officers, totaled 2,262 shares.

  A participant's account vests at the rate of 20% per year for each year of participation in the Plan, but years of service under the Yellow Freight Profit-Sharing Trust count toward vesting in the Stock Sharing Plan. In addition, an account becomes 100% vested when a participant reaches age 65, dies or becomes permanently disabled. After reaching age 55 a participant may transfer up to 25% of his account's value into one or more of three investment funds; after reaching age 60 a participant may transfer up to 50% of his account to such funds.

  Accounts become payable upon cessation of employment, retirement at or after age 65 and in the event of total and permanent disability or death. Participants have various options as to the time and method of payment.

                          DEFINED BENEFIT PENSION PLAN

  The Company and certain of its subsidiaries' executive officers participate in a noncontributory, defined benefit pension plan. Such plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States and are not otherwise covered by a pension plan under a collective bargaining agreement. Pension plan benefits are calculated solely on salaries and cash bonuses. Compensation reported in the Summary Compensation Table includes amounts which are not covered compensation under the pension plan. Participants are vested after five years of service.

  A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant's last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary Social Security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of ERISA limitations.

  The  following table sets forth the gross  annual benefits (single life at age
65), before deduction of the applicable primary Social Security offset amount (a maximum of 50% of the participant's primary Social Security benefits at 30 years of participation), payable upon retirement under the defined benefit pension plan for specified remuneration and years of service classifications, part of which may be paid pursuant to the supplemental retirement income agreements discussed below:

                              PENSION VALUE TABLE

                                           YEARS OF SERVICE
       ELIGIBLE          -----------------------------------------------------
    REMUNERATION(1)         15         20         25         30         35
- -----------------------  ---------  ---------  ---------  ---------  ---------
          125,000           31,250     41,650     52,100     62,500     73,000
          150,000           37,500     50,000     62,500     75,000     87,500
          175,000           43,750     58,350     73,000     87,500    102,100
          200,000           50,000     66,650     83,350    100,000    116,650
          225,000           56,250     75,000     93,750    112,500    131,250
          250,000           62,500     83,350    104,150    125,000    145,850
          300,000           75,000    100,000    125,000    150,000    175,000
          350,000           87,500    116,650    145,850    175,000    204,150
          400,000          100,000    133,350    166,650    200,000    233,350
          450,000          112,500    150,000    187,500    225,000    262,500
          500,000          125,000    166,650    208,350    250,000    291,650
          550,000          137,500    183,350    229,150    275,000    320,850
          600,000          150,000    200,000    250,000    300,000    350,000
          650,000          162,500    216,650    270,850    325,000    379,150

      (1) Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of the participant's last ten consecutive years of participation preceding termination of employment under the plan.

  ERISA, as amended by subsequent legislation, limits covered compensation under the pension plan to $235,840 in 1993 and imposes maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. The Company has entered into nonqualified, unfunded supplemental retirement income agreements with affected participants which are designed to provide those benefits intended by the pension plan before application of the legislative limitations.

  The named executive officers have credited years of service in the plan as follows: Mr. Powell III, 20 years; Mr. Armstrong, 20 years; Mr. Burdick, 12 years; Mr. Suggs, 5 years; and Mr. Bostick, 28 years.

                               RELOCATION POLICY

  The Company and certain of its subsidiaries' executive officers, as well as other salaried employees, are covered by the Company's relocation policy. The policy reimburses employees for certain moving expenses when the employee is transferred to a new location and is required by the Company or its subsidiary to move his residence. Items covered by the policy include the expense of a trip to the new location to select a new home, car mileage expenses, certain expenses associated with terminating any lease at the old location, temporary living expenses at the new location, travel expenses for trips home during the transition period, cost of transporting certain household goods and reimbursement for en route travel expenses or airfare for transporting the employee's family to the new location. In addition, except for certain newly-hired employees moving to their initial assignment, transferred employees are paid a predetermined lump sum to cover miscellaneous moving costs and expenses.

  The policy pays closing costs on a home purchased by a transferred executive officer or other key employee. The policy also gives such an employee the option of either (1) selling his home at the old location for its estimated value to an employee relocation assistance firm or (2) selling his home himself or through a real estate agent. If the first option is chosen and the home sells for less than the amount paid to the employee, the relocation assistance firm is reimbursed by the Company for the difference between what it pays the employee and the selling price, plus its expenses, costs and fees. If the second option is chosen, the employee is reimbursed for normal selling expenses and receives a cash incentive for selling the home to a third party rather than selling it to a relocation assistance firm.

  In 1993, relocation payments for Leo H. Suggs, President of the Company's Preston Corporation subsidiary, totalled $113,326. Additionally, Preston Corporation made to Mr. Suggs a $480,000 interest-free, relocation loan effective May 3, 1993.

                               OTHER INFORMATION

  The Company has entered into Executive Severance Agreements (the "Agreements") with all the executive officers named in the Summary Compensation Table, as designated by the Board of Directors.

  In the event of a "Change in Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, retirement or "cause" or (2) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company's practice prior to the Change of Control, the Agreements provide that the executive shall be paid a lump sum cash amount equal to the sum of (a) two times the executive's highest compensation (salary plus bonus) for any consecutive 12-month period within the previous three years and (b) a cash amount equal to the unvested portion (if any) of any profit sharing account of the executive under any profit sharing plan of the Company or its subsidiaries. If the executive is within 10 years of his normal retirement age (65), then the executive would be paid three times such highest compensation. A termination is for "cause" if it is the result of a conviction of a felony by a court of competent jurisdiction, which is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction, which is no longer subject to direct appeal, that the executive is mentally incompetent or that he is liable for negligence or misconduct in the performance of his duty to the Company.

  "Change of Control" for the purpose of the Agreements shall be deemed to have taken place if: (i) A third person, including a "group" as defined in Section 13(D)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the continuing directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

  In addition, as described previously (see discussion of the "1992 Stock Option Plan"), the Compensation Committee has provided a "Limited Right" in connection with certain stock options held by the executive officer who is a party to an Agreement. In the event of the purchase of Company stock pursuant to a tender or exchange offer by a party other than the Company for 20% or more of the Company's then outstanding shares, the "Limited Right" allows the executive to receive from the Company, upon surrender of outstanding options, an amount in cash equal to the then fair market value of the shares for which the "Limited Right" is exercised, less the exercise price and applicable withholding taxes. The "Limited Right" may be exercised within 30 days after the first purchase of Company stock pursuant to the tender or exchange offer.

     II. PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen & Co. as independent public accountants of the Company for 1994. The appointment of independent public accountants by the Board of Directors is submitted annually for approval by the stockholders. Although stockholder approval is not required, if the stockholders do not ratify the appointment, the Board of Directors will reconsider the matter. A representative of Arthur Andersen & Co. will be present at the Annual Meeting of Stockholders to respond to appropriate questions, and he will have an opportunity to make a statement if he desires to do so.

                           III. STOCKHOLDER PROPOSAL

  A stockholder has stated his intention to present the following proposal at the 1994 Annual Meeting. The proposal and supporting statement, for which the Board of Directors and Company accept no responsibility, are set forth below. The Board of Directors opposes this proposal for the reasons stated after the text of the proposal and its supporting statement.

                              STOCKHOLDER PROPOSAL

  Mr. Charles Weingartner of 27209 N.E. 150th Street, Excelsior Springs, Missouri, the owner of more than $1,000 worth of Company stock, has submitted the following resolution for vote by the stockholders:

                                   RESOLUTION

    BE IT RESOLVED: That Yellow stockholders urge that the Board of Directors take the necessary steps, in compliance with Delaware Law, to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

                              SUPPORTING STATEMENT

The Board of Directors of Yellow is divided into three classes of directors serving staggered three-year terms. This means that if shareholders wanted to replace the board, it would take three years and three separate votes.

The general purpose of this structure is to provide continuity as well as to prevent takeovers.

As an anti-takeover device, a staggered board is unnecessary. Yellow is a Delaware company and enjoys nearly iron-clad protection from hostile bidders through a number of state laws and court rulings.

"Providing continuity" is a nice way of saying that it reduces the number of directors that could be defeated in an election. The ability to elect directors is the single most important power of the shareholder vote. Shareholders should be able to review all board candidates at every annual meeting.

For example, staggered boards retard shareholders from replacing current directors with those concerned with policing executive compensation. Because of the classified board, none of the members of the board's compensation committee are slated to stand for reelection in 1994. Only one of the three members of the nominating committee, the gatekeeper of board membership, is due to stand for reelection in 1994.

Here are some concerns at Yellow:

    - Yellow's chairman,  who  is  not  the chief  executive  officer,  is  paid
      $200,000. This figure is nearly ten times the amount paid to other non-employee directors at major American companies, according to a study by Hewitt Associates. The chairman of Consolidated Freightways, who is also not the chief executive, is paid $30,000.

    - If Yellow's CEO does not meet the goal for incentive options, the incentive policy says that the board can simply lower the goal. Compensation consultant Graef Crystal likens this to a perverse high jump contest. "If you still knock the bar over, it is lowered still further. Indeed, should it become necessary, a trench will be dug and the bar buried."

    - Yellow's previous proxies have failed to disclose certain trends in compensation. Last year's proxy suggests a decline in the value of restricted stock awards to the CEO when an alternative accounting shows an increase.

Overall, Yellow is performing poorly and the stock price has declined. Yet the classified board stifles the ability of shareholders to send the board a message about poor stock performance.

Shareholders have grown increasingly hostile to classified boards. Three of the four management proposals to classify a board failed to pass in 1992, according to results tabulated by the Investor Responsibility Research Center. In 1993, a shareholder proposal to declassify the board succeeded at Martin Marietta.

Many institutional investors oppose staggered boards as a matter of policy.

For the reasons outlined above, you are encouraged to vote FOR this proposal.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

  The provision of the Company's Certificate of Incorporation classifying the Board of Directors into three equal classes, each to serve for terms of three years, with one class being elected each year, was approved in 1983 by 86% of the Company's stockholders voting. Until receipt of the present stockholder proposal, this provision of the Company's Articles of Incorporation had not been the subject of any prior stockholder proposal nor, to the Board of Directors' knowledge, had there been any prior public criticism of the classification of the Company's Board of Directors.

  The Board of Directors believes that this proposal is not in the best interests of the Company for a number of reasons.

  First, it is the opinion of the Company's Board of Directors that classification provides the Company with significant continuity and stability, since at any one time two-thirds of the Company's directors will have had prior experience as directors of the Company and one-third will be in at least their third year of service. For this reason, a majority of the companies surveyed by the Investor Responsibility Research Center (whose sample includes companies from the Fortune 500, the S&P 500 and the Forbes and Business Week 1000s) have classified Boards of Directors.

  Second, the Company's Board believes that a classified Board has consistently been demonstrated to serve as a significant and appropriate obstacle to sudden and unsolicited attempts to acquire control of publicly-traded companies. Recent history has demonstrated a number of attempts by various individuals or entities to acquire significant minority positions in publicly-traded companies with the intent of obtaining actual control of the companies by eliciting their own slate of directors, or achieving some other goal, such as the repurchase of shares at a premium, by threatening to obtain such control. Such individuals and entities often threaten to elect a company's entire Board of Directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board of Directors may serve to discourage such purchases, since its provisions operate to delay the purchaser's ability to obtain control of the Board in a relatively short period of time. At present, at least two successive annual meetings are required in order to elect a new majority to the Company's Board of Directors. Under such circumstances, an individual or entity seeking to acquire control of the Company is encouraged to pursue arms-length negotiations with management and the Board of Directors, who are thus in a position to negotiate a transaction that is fair to all the Company's stockholders.

  The proponent is clearly incorrect in his statement that a staggered Board is "unnecessary" since "a Delaware company . . . enjoys nearly ironclad protection from hostile bidders through a number of state laws and court rulings." The recent Paramount-Viacom-QVC proceedings demonstrate the fallacy of this assertion, wherein the Delaware Supreme Court ordered Paramount to give proper consideration to the unfriendly takeover proposal of QVC despite Paramount's preference to accept the friendly offer of Viacom.

  It should be noted that adoption of this proposal would serve only as a recommendation to the Board of Directors to take the necessary steps to declassify the Board. Such steps would necessarily involve the repeal of the classified Board provision in the Company's Certificate of Incorporation which, in accordance with the terms approved by the Company's stockholders in 1983, requires a favorable vote, at a stockholders meeting, of the holders of at least 80% of the then outstanding shares of the voting stock of the Company.

  Accordingly, the Board of Directors of the Company opposes the proponent's proposal. Stockholders should ask themselves whether the proponent is motivated as a stockholder of your Company or whether he is pursuing an independent agenda. The proponent is a road driver for the Company's principal operating subsidiary and a member of the International Brotherhood of Teamsters, with which this operating subsidiary is currently engaged in contract negotiations. Moreover, the proponent has indicated that a union official from the Teamsters' general headquarters in Washington, DC is acting as his representative with respect to this proposal.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL
                               IV. OTHER MATTERS

  The Board of Directors does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

  PLEASE EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY FORM. You may later revoke the proxy, and if you are able to attend the meeting, you may vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

Overland Park, Kansas                                WILLIAM F. MARTIN, JR.
March 10, 1994                                       Secretary

                           YELLOW CORPORATION
                                 PROXY

              ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints GEORGE E. POWELL, JR., DAVID H. HUGHES AND GEORGE E. POWELL III, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas, on Thursday, April 21, at 9:30 a.m., and at any adjournments thereof.

   If more than one of the above named Proxies shall be presented in person or by substitution at such meeting or at any adjournment thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


          (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3.

1. ELECTION OF DIRECTORS:                              NOMINEES-John C. McKelvey,, Charles A. Duboc and Ronald T. LeMay
FOR all nominees            WITHHOLD
listed (except as           AUTHORITY                  (To withhold authority to vote for any individual nominee, write that
marked to the               to vote for all            nominee's name on the line provided below.)
contrary to the right.)     nominees.
                                                       ____________________________________________________________________________
                                                       The Board of Directors recommends a vote FOR all director nominees listed.

    / /                       / /


2. PROPOSAL TO APPROVE THE APPOINTMENT of Arthur   3. PROPOSAL SUBMITTED BY AN INDIVIDUAL SHAREHOLDER   4. OTHER BUSINESS: In
Andersen & Co. as independent public accountants   recommending to the Board of Directors that the      their discretion, the
of the corporation for 1994.                       Board take the necessary steps to declassify the     Proxies are authorized to
                                                   corporation's Board.                                 vote upon such other
                                                                                                        business as may properly
                                                                                                        come before the meeting.
The Board of Directors recommends a vote FOR       The Board of Directors recommends a vote AGAINST
Proposal 2.                                        Proposal 3.

  FOR      AGAINST       ABSTAIN                          FOR      AGAINST       ABSTAIN

  / /       / /            / /                            / /        / /            / /


                                       Please sign exactly as name appears to
                                       the left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President
                                       President or other authorized officer.
                                       If a partnership, please sign in
                                       partnership name by authorized person.

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature if held jointly

                                       Dated:__________________________________

"PLEASE MARK INSIDE BLUE BOXES         PLEASE MARK, SIGN, DATE AND RETURN THE
SO THAT DATA PROCESSING EQUIPMENT      PROXY CARD PROMPTLY USING THE ENCLOSED
WILL RECORD YOUR VOTES"                POSTAGE-PAID ENVELOPE.

                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                       BOARD OF DIRECTORS.

                   INSTRUCTIONS TO PROFIT-SHARING PLAN TRUSTEE
                               YELLOW CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

     The undersigned hereby casts his/her vote (as defined in Section 7.11 of the Trust) as follows, and instructs BOATMEN'S TRUST COMPANY, as Trustee, to vote all shares of Common Stock of Yellow Corporation, held by the Yellow Freight Profit-Sharing Trust and with respect to which the voting participants are entitled to instruct the Trustee to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas, on Thursday, April 21, 1994, at 9:30 a.m., and at any adjournments thereof, in accordance with the direction of the majority of votes cast on each such matter, as provided in Section 7.11 of the Trust:

1. ELECTION OF DIRECTORS: Nominees - John C. McKelvey, Charles A. Duboc and Ronald T. LeMay.

     FOR all nominees listed above (except        WITHHOLD AUTHORITY to vote         (INSTRUCTION: To withhold authority to vote for
     as marked to the contrary to the right).     for all nominees listed above.     any individual nominee, write that nominee's
                                                                                     name on the line provided below.)
               / /                                          / /
                                                                                     -----------------------------------------------
                                                                                     The Board of Directors recommends a vote FOR
                                                                                     all director nominees listed.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF Arthur Andersen & Co. as independent public accountants for 1994.

          FOR       AGAINST        ABSTAIN
          / /         / /            / /

     The Board of Directors recommends a vote FOR Proposal 2.

3. PROPOSAL SUBMITTED BY AN INDIVIDUAL SHAREHOLDER recommending to the Board of Directors that the Board take the necessary steps to declassify the corporation's Board.

          FOR       AGAINST        ABSTAIN
          / /         / /            / /

     The Board of Directors recommends a vote AGAINST Proposal 3.

     (Continued and to be SIGNED and dated on the reverse side.) __

                                                                              PS


As to other matters coming before the meeting, the Trustee will vote in accordance with its best judgment.




                                   Please mark, date and sign the above
                                   Instructions and mail as soon as possible in the accompanying envelope. No postage is required if mailed in the United States.

                                   Dated: ____________________________, 1994

                                   _____________________________________________
                                   Participant's Signature


                                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                                   BOARD OF DIRECTORS.

                   INSTRUCTIONS TO STOCK SHARING PLAN TRUSTEE
                               YELLOW CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

     The undersigned hereby instructs BOATMEN'S TRUST COMPANY, as Trustee, to vote all shares of Common Stock of Yellow Corporation, allocated to the undersigned's account in the Yellow Freight Stock Sharing Plan and with respect to which the undersigned is entitled to instruct the Trustee to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas, on Thursday, April 21, 1994, at 9:30 a.m., and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS: Nominees - John C. McKelvey, Charles A. Duboc and Ronald T. LeMay.

FOR all nominees listed above (except        WITHHOLD AUTHORITY to vote         (INSTRUCTION: To withhold authority to vote for
as marked to the contrary to the right).     for all nominees listed above.     any individual nominee, write that nominee's name
                                                                                on the line provided below.)
          / /                                          / /
                                                                                ____________________________________________________
                                                                                The Board of Directors recommends a vote FOR all
                                                                                director nominees listed.

2. PROPOSAL TO APPROVE THE APPOINTMENT of Arthur Andersen & Co. as independent public accountants of the corporation for 1993.

          FOR  AGAINST   ABSTAIN
          / /    / /       / /

     The Board of Directors recommends a vote FOR Proposal 2.

3. PROPOSAL SUBMITTED BY AN INDIVIDUAL SHAREHOLDER recommending to the Board of Directors that the Board take the necessary steps to declassify the corporation's Board.

          FOR  AGAINST   ABSTAIN
          / /    / /       / /

     The Board of Directors recommends a vote AGAINST Proposal 3.

                    (Continued and to be SIGNED and dated on the reverse side.)

4. OTHER BUSINESS: In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

          YES            NO
          / /            / /



                                                                              SS


IF NO DIRECTION IS GIVEN, THE TRUSTEE CANNOT VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT.




                                   Please mark, date and sign the above
                                   Instructions and mail as soon as possible in the accompanying envelope. No postage is required if mailed in the United States.

                                   Dated: _____________________________, 1994

                                   ____________________________________________
                                   Participant's Signature


                                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                                   BOARD OF DIRECTORS.

                         INSTRUCTIONS TO PAYSOP TRUSTEE
                                 YELLOW CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994

    The undersigned hereby instructs BOATMEN'S TRUST COMPANY, as Trustee, to vote all shares of Common Stock of Yellow Corporation, allocated to the undersigned's account in the Yellow Freight System, Inc. Employee Stock Ownership Trust and with respect to which the undersigned is entitled to instruct the Trustee to vote, at the Annual Meeting of Stockholders of Yellow Corporation, to be held at the Holiday Inn, 12601 West 95th Street, Lenexa, Kansas, on Thursday, April 21, 1994, at 9:30 a.m., and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS: Nominees - John C. McKelvey, Charles A. Duboc and Ronald T. LeMay.

FOR all nominees listed above (except       WITHHOLD AUTHORITY to vote       (INSTRUCTION: To withhold authority to vote for
as marked to the contrary to the right).    for all nominees listed above.   any individual nominee, write that nominee's name on
                                                                             the line provided below.)

         / /                                         / /                     ---------------------------------------------------
                                                                             The Board of Directors recommends a vote FOR all
                                                                             director nominees listed.


2. PROPOSAL TO APPROVE THE APPOINTMENT OF Arthur Andersen & Co. as independent public accountants for 1994.

     FOR            AGAINST                 ABSTAIN
     / /              / /                     / /


The Board of Directors recommends a vote FOR Proposal 2.

3. PROPOSAL SUBMITTED BY AN INDIVIDUAL SHAREHOLDER recommending to the Board of Directors that the Board take the necessary steps to declassify the corporation's Board.

     FOR            AGAINST                 ABSTAIN
     / /              / /                     / /

The Board of Directors recommends a vote AGAINST Proposal 3.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

4. OTHER BUSINESS: In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

      YES                NO
      / /                / /


IF NO DIRECTION IS GIVEN, THE TRUSTEE CANNOT VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT.

                                                                         PAYSOP



                                       Please mark, date and sign the above
                                       Instructions and mail as soon as
                                       possible in the accompanying envelope.
                                       No postage is required if mailed in the
                                       United States.


                                       Dated:_____________________, 1994

                                       ________________________________________
                                       Participant's Signature


                                       THIS PROXY IS SOLICITED ON BEHALF OF
                                       THE BOARD OF DIRECTORS.